Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer of Future Now Group Inc. (the “Company”), certifies that, to his knowledge:

1.
The report of the Company for the twelve month period ended June 30, 2008 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: September 29, 2008	By:	/s/ Jeffrey Eisenberg
Jeffrey Eisenberg
Chief Executive Officer